Exhibit 10.3

                                 PROMISSORY NOTE

$100,000.00                                                  Scottsdale, Arizona
                                                              September 26, 2000

1.   FUNDAMENTAL PROVISIONS.

     The following terms will be used as defined terms in this Note:

     PAYEE AND HOLDER:        ILX Resorts Incorporated, an Arizona corporation,
                              or to its order

     MAKERS: Canyon Portal, L.L.C., an Arizona limited liability company

     ORIGINAL PRINCIPAL
     AMOUNT:                  $100,000.00

     INTEREST ACCRUAL
     DATE:                    October 1, 2000

     INTEREST RATE:           1.5% over the prime rate as published in the Wall
                              Street Journal, as such rate may change from time to time.

     DEFAULT INTEREST
     RATE: 6.5% over the prime rate as published in the Wall Street Journal, as such rate may change from time to time.

     MATURITY DATE:           December 1 , 2004

     BUSINESS DAY:            Any day of the year

     LOAN DOCUMENTS:          This Promissory Note.

     LOAN: The Loan from Payee to Maker in the Principal Amount and evidenced by this Note.

     2. PROMISE TO PAY. For value received, Maker promises to pay to the order of Holder, at 2111 East Highland, Suite 210, Phoenix, Arizona 85016, or at such other place as the Holder hereof may from time to time designate in writing, without demand or deduction or offset of any kind, the Principal Amount, together with accrued interest, commencing on the Interest Accrual Date, on the unpaid principal balance at the Interest Rate. Interest shall accrue through December 31, 2001, and then be added to principal on that date. Beginning January 1, 2002, Maker shall pay this Note in full to Holder in 36 consecutive equal monthly payments of principal, accrued interest and all subsequently accrued interest thereon, due on the first day of each consecutive month thereafter.

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     3.  PREPAYMENT.  Maker  shall  have the  right at any  time to  prepay  the
Principal Amount, or any portion thereof, without premium or penalty, provided that all accrued interest on such principal prepayment is paid to the date of such principal prepayment.

     4. LAWFUL MONEY. Principal and interest are payable in lawful money of the United States of America.

     5. LATE CHARGE. If any payment of interest and/or principal is not received by the Holder hereof within ten (10) days of when such payment is due, then in addition to the remedies conferred upon the Holder hereof pursuant to Paragraphs 7 and 8 hereof, (i) a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, principal, the late charge and any unpaid interest) shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid.

     6. EVENT OF DEFAULT. The occurrence of any of the following shall be deemed to be an event of default (Event of Default) hereunder:

     a. Failure to make a payment of principal or interest within ten (10) days of the due date; or

     b.   Any other failure of Maker to perform under the terms of this Note.

     7. REMEDIES. Upon the occurrence of an Event of Default, then at the option of the Holder hereof, at any time thereafter while such Event of Default is continuing, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents, shall, without demand or notice, immediately become due and payable, and so long as such Event of Default shall continue, the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Note, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate from date of the last interest payment prior to such Event of Default, subject to the limitations contained in Paragraph 13 hereof. No delay or omission on the part of the Holder hereof in exercising any right under this Note or under any of the Holder hereof in exercising any right under this Note or under any of the other documents related hereto shall operate as a waiver of such right. Payments made or received on, or offset against, this Note shall be applied against amounts due hereunder in the following order unless Holder chooses (without any notice required) a different order from time to time: costs of collections and fees, late charges, interest, principal.

     8. HOLDER RIGHT TO OFFSET AGAINST RENTAL PAYMENTS. Holder is a tenant of Maker, as landlord, for the rental of a motel and related motel office space at Canyon Portal in Sedona, Arizona ("Canyon Portal"). In an Event of Default of any payment or any other term of this Note, Holder shall have the right, at its option, to deduct the amount of money, or any part thereof, required to cure

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such default  from the next rental and other  payments due from Holder to Maker, or its successor as the landlord, at Canyon Portal. Any partial cure pursuant to this paragraph shall not impair or waive, in any manner, Holder's other rights or remedies pursuant to this Note.

     9. WAIVER. Maker, endorsers and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind pursuant to this Note, and expressly agree that, without in any way affecting the liability of Maker, endorsers or sureties, the Holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any person liable, and release any security. Maker, endorsers and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

     10. CHANGE, DISCHARGE, TERMINATION, OR WAIVER. No provision of this Note may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure on the part of the Holder hereof to exercise and no delay by the Holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof .

     11. ATTORNEYS' FEES. If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings, whether at the trial or appellate level.

     12. SEVERABILITY. If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

     13. INTEREST RATE LIMITATION. Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, any fees to be paid by Maker pursuant to the provisions of this Note or any other document that may be related hereto. Holder and Maker agree that none of the terms and provisions contained herein or in any other document that may be related hereto shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be credited to the payment of other amounts payable under this Note or returned to Maker.

     14. NUMBER AND GENDER. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

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     15.  HEADINGS.  Headings at the beginning of each numbered  section of this
Note are intended solely for convenience and are not part of this Note.

     16. CHOICE OF LAW. This Note shall be governed by and construed in accordance with the laws of the State of Arizona. At the option of the Holder hereof, jurisdiction and venue shall be in Maricopa County, Arizona.

     17. DUE ON SALE. In the event Maker conveys to a third party its interest in Canyon Portal, this Note shall be due and payable in full upon and at such closing.

     18. BINDING EFFECT. This Note will be binding upon, and inure to the benefit of, the Holder hereof, Maker, and their respective successors and assigns. Maker may not delegate its obligations under the Loan Documents.

     19. TIME IS OF THE ESSENCE. Time is of the essence with regard to each provision of this Note as to which time is a factor.

MAKER:
CANYON PORTAL, L.L.C., an

Arizona limited liability company

By:  Canyon Portal Properties, Inc.
Its: Managing Member

     ------------------------------------
     By: Tom Van Sickle
     Its: President

By:  HIDC Investments, L.L.C.,
     an Arizona limited liability company
Its: Member

     ------------------------------------
     By: Jack Gechman
     Manager


-----------------------------------------
By: Al Spector
Its: Member

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